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                                    Exhibit C

                      TRUSTEE NOMINEES INVESTMENT IN FUNDS
                             (AS OF AUGUST 22, 2005)

FUND NAME                                 BENT                 EHLERT            MONTGORIS           STALZER           VIKLUND
---------                                 ----                 ------            ---------           -------           -------
Primary Fund                              Over $100,000        Over $100,000     $50,001-$100,000    $10,001-$50,000
U.S. Government Fund                      None                 None              None                None
U.S. Treasury Fund                        None                 None              None                None
Primary II Fund                           None                 None              None                None
Interstate Tax-Exempt Fund                None                 None              None                None
California Tax-Exempt Fund                None                 None              None                None
Connecticut Tax-Exempt Fund               None                 None              None                None
Florida Tax-Exempt Fund                   None                 None              None                None
Massachusetts Tax-Exempt Fund             None                 None              None                None
Michigan Tax-Exempt Fund                  None                 None              None                None
New Jersey Tax-Exempt Fund                None                 None              None                None
Ohio Tax-Exempt Fund                      None                 None              None                None
Pennsylvania Tax-Exempt Fund              None                 None              None                None
Virginia Tax-Exempt Fund                  None                 None              None                None
New York Tax-Exempt Fund                  None                 None              None                None
Hallmark Capital Appreciation Fund        Over $100,000        $10,001-$50,000   None                None
Hallmark Informed Investors Growth Fund   Over $100,000        $10,001-$50,000   None                None
Hallmark International Equity Fund        Over $100,000        None              None                None
Hallmark International Small-Cap Fund     $50,001-$100,000     None              None                None
Hallmark Large-Cap Growth Fund            Over $100,000        None              None                None
Hallmark Mid-Cap Growth Fund              None                 None              None                None
Hallmark Small-Cap Growth Fund            Over $100,000        $10,001-$50,000   None                None
Hallmark Strategic Growth Fund            Over $100,000        None              None                None
Hallmark First Mutual Fund                None                 None              None                None
Hallmark Total Return Bond Fund           None                 None              None                None
Hallmark Convertible Securities Fund      None                 None              None                None
Louisiana Municipal Money-Market Fund     None                 None              None                None
Minnesota Municipal Money-Market Fund     None                 None              None                None

TOTAL                                     Over $100,000        Over $100,000     $50,001-$100,000    $10,001-$50,000

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     As of August 22, 2005, Messrs. Donnelly, Pellow and Artinian and Ms.
Albicocco do not own shares in any Fund.

     The information as to beneficial ownership is based on statements furnished to the Trusts by each Trustee Nominee. "Beneficial Ownership" is determined in accordance with Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Except as set forth below, as of _________, 2006, each Trust's Trustees and officers, in the aggregate, own less than 1% of the Fund's outstanding equity securities.

                                                          PERCENTAGE OWNED BY
FUND                                                     TRUSTEES AND OFFICERS
------------------------------------------------------  ------------------------

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